UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):	October 14, 2010

Vishay Precision Group, Inc.
(Exact Name of Issuer as Specified in Charter)

Delaware	1-34679	27-0986328
(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification
Incorporation or Organization)		Number)

3 Great Valley Parkway, Suite 150
Malvern, PA	19355
(Address of Principal Executive Offices)	(Zip Code)

(484) 321-5300
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01 Entry into a Material Definitive Agreement.

     On October 14, 2010, Vishay Precision Group, Inc. (the “Company”) entered into a Credit Agreement (the “Credit Agreement”) among the Company, the lenders, RBS Citizens, National Association as joint book-runner and JPMorgan Chase Bank, National Association as agent for such lenders (the “Agent”), pursuant to which the lenders have made available to the Company a multi-currency, secured credit facility. The credit facility consists of a secured revolving facility in an aggregate principal amount of $25.0 million (the “Revolving Facility”) with sublimits of (i) $5.25 million which can be used for letters of credit, and (ii) up to $5.0 million which can be used for loans outstanding for up to 5 business days (“Swing Loans”). The Revolving Facility terminates on October 14, 2013.

     Interest payable on the Revolving Facility is based upon the Agent’s prime rate, the Federal Funds Rate, or LIBOR (“Base Rate”) . Depending upon the Company’s leverage ratio or the type of advance, an interest rate margin ranging from 0.00% to 2.75% per annum is added to the applicable Base Rate to determine the interest payable on the Revolving Facility. The Company paid a one-time fee on the commitment and is required to pay a quarterly fee of 0.30% per annum to 0.50% per annum on the unused portion of the Revolving Facility which is determined based on the Company’s leverage ratio each quarter. Additional customary fees apply with respect to letters of credit.

     The obligations under the Revolving Facility are secured by pledges of stock in certain domestic and foreign subsidiaries, as well as guarantees by substantially all of the Company’s domestic subsidiaries. The obligations of the Company and the guarantors under the Revolving Facility are secured by substantially all the assets (excluding real estate) of the Company and such guarantors. The Credit Agreement restricts the Company from paying cash dividends and requires the Company to comply with other customary covenants, representations and warranties, including the maintenance of specific financial ratios.

     The Credit Agreement is structured to permit the Company to enter into a second secured revolving credit facility of up to a maximum principal amount of $15,000,000 (or the equivalent thereof in Israeli shekels), on terms and conditions reasonably satisfactory to Agent and secured separately by assets of the Company located primarily in Israel.

     The foregoing description of the Credit Agreement and the Revolving Facility created thereunder does not purport to be a complete description of the parties’ rights and obligations under the Credit Agreement and the other documents and transactions contemplated by the Credit Agreement. As such, the foregoing description is qualified in its entirety by the reference to the complete text of the Credit Agreement, a copy of which is attached to this Current Report on Form 8-K (“Form 8-K”) as Exhibit 10.1 and is incorporated herein by this reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

     The information set forth under item 1.01 of this Form 8-K is incorporated herein by reference.

Item 8.01 Other Information

     On October 18, 2010, the Company issued a press release announcing the credit facility established pursuant to the Credit Agreement. A copy of the press release is furnished as Exhibit 99.1 to this Form 8-K.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description
10.1	Credit Agreement, dated October 14, 2010, by and among Vishay Precision Group, Inc., JPMorgan Chase Bank, National Association, as agent, and lenders party thereto.
10.2	Security Agreement, dated October 14, 2010, by and among Vishay Precision Group, Inc., certain of its domestic subsidiaries, and JPMorgan Chase Bank, National Association, as agent.
99.1	Press release, dated October 19, 2010.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Vishay Precision Group, Inc.

Date: October 20, 2010	By: /s/ William M. Clancy
	Name:	William M. Clancy
	Title:	Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Credit Agreement, dated October 14, 2010, by and among Vishay Precision Group, Inc., JPMorgan Chase Bank, National Association, as agent, and lenders party thereto.
10.2	Security Agreement, dated October 14, 2010, by and among Vishay Precision Group, Inc., certain of its domestic subsidiaries, and JPMorgan Chase Bank, National Association, as agent.
99.1	Press release, dated October 19, 2010.